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                                                                EXHIBIT 10.57

* AN ASTERISK in this document indicates that the portion of the text so marked is confidential and has been omitted and filed separately with the Securities and Exchange Commission.

                                CLIENT CONTRACT

                               VERIFICATIONS PLUS
                          700 Locust Street, Suite 300
                            Dubuque, Iowa 52001-6804
                                 1-800-582-9501
                              FAX: (319) 582-2003

                                      with

                             CONSORTIUM 2000, INC.

EFFECTIVE DATE:                 January 24, 1996

PARTIES:
--------

Client Name:                    Consortium 2000

Client Address:                 6167 Bristol Parkway
                                Suite 300
                                Culver City, CA 90230-6611

Client Telephone Number:        (310) 645-4200

Client Fax Number:              (310) 645-5546

Client Contact Person(s):       Mr. Wouter Van Biene

ADC Contact Person(s):          Tim Duggan
                                Senior Account Executive

RECITALS:       This Agreement is entered this 24th day of January 1996,
between Consortium 2000, Inc. hereinafter referred to as C 2000 and Verifications Plus, hereinafter referred to as VP. Advanced Data-Comm, Inc., is an Iowa corporation with its principal place of business at the above address.

AGREEMENT:      WHEREAS, C 2000 seeks Telesales services from VP and whereas VP is ready, willing and able to provide such services and C 2000 agrees to accept and pay for such services, the parties hereby agree as follows:


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CLIENT CONTRACT - Consortium 2000, Inc.
January 16, 1996
Page 2

        1. TERM: This Agreement will be for a period of 90 days, commencing on the 24th day of January 1996, and extending until the 24th day of April 1996, ("Original Term"), unless otherwise terminated by mutual agreement through proper notice or rescission in writing. Following the Original Term, the agreement will be automatically renewed for two (2) successive terms of one year ("Renewal Term") unless either party gives written notice of termination to the other party through proper notice or recision in writing. The Renewal Term will allow the provision to negotiate pricing and provide acceptance of new pricing and other conditions under a separate written addendum.

        2.  SCOPE OF WORK:

            A:  Obligations Defined:

                1. C 2000 agrees to utilize the services of VP and will be responsible for:

                    a) Providing VP with the required data and background Information, as requested by VP, to operate the verification services as defined herein.

                    b) Assisting in the planning and designing of the program, including scripting.

                    c) Assisting with the training of VP personnel as requested and agreed to.

                    d)  Approving all materials to be used by VP.

                2.  VP will be responsible for:

                    a) Assisting in the planning and designing of the program, including scripting.

                    b)  Conducting the training of VP verifications staff.

                    c)  Monitoring and managing the verification's activity.

                    d) Maintaining a call detail on each record received and providing C 2000 with a daily report of calling activity.

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CLIENT CONTRACT -- Consortium 2000, Inc.
January 16, 1995
Page 3


               e) Providing C 2000 agents an 800 number to call and report sales. VP will, using the attached script, capture the required information.

               f) Providing C 2000 with all sales, on a daily basis. VP will create one file containing all verified sales for retrieval by C 2000. Sales vendor(s) agents will retrieve a file listing all records appended with a final disposition, in electronic format.

               g) Informing C 2000 of any record which requires immediate attention.

3.   FEES AND PAYMENTS

     A:   Set-up and Verification

          1.   Program Development                            *     ONE TIME

          The program development fee shall be recoverable by C 2000. Beginning the month following a month where C 2000 reaches a minimum call volume of 3,000 calls, VP will apply a credit of $__*____ per month for each month that call volume equals or exceeds a minimum call volume of 3,000 calls.


          CLIENT INITIATED CHANGES (AFTER APPROVAL OF ORIGINAL PROGRAM)

          The following charges shall apply to material changes requested by C 2000 (such as material changes to the script which would require re-programming of automated system and/or retraining of verification agents. Any material changes must be submitted in writing and VP would provide an estimate of implementation date and associated costs.

          A.   Information Systems                                  ___*___/hour
               VP will provide an estimate prior to programming.

          B.   Training                                         ___*___/rep/hour
               VP will provide an estimate prior to training.

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CLIENT CONTRACT -- Consortium 2000, Inc.
January 16, 1995
Page 4


          2.   Project Management                                 ___*___/MONTH
               For Call Bank Verification System

               VP will assess the Project Management Fee for each month that the call back verification system is in place. Project Management fee only applies to Call Back Verification System.


          3.   Verification Calls

               a)   Call Back Verification:

                     2,000 to 10,000 calls per month             $__*____/call
                    10,001 to 30,000 calls per month             $__*___/call
                    30,001 to 60,000 calls per month             $__*___/call
                    Over 60,000 calls per month                  $__*___/call


               b)   Live Transfer/Direct Connect Verification:

                     2,000 to 10,000 calls per month             $__*___/call
                    10,001 to 30,000 calls per month             $__*___/call
                    30,001 to 60,000 calls per month             $__*___/call
                    Over 60,000 calls per month                  $__*___/call


          4.   Processing of Information                         $__*___/file
               For Live Transfer Method                          processed/day


          VP will conduct overnight processing of information required by C 2000 and Sales Agents, (Verified and Voided sales). Information will be retrieved, via modem, from VP's Bulletin Board System. The Processing of Information Fee will not exceed ___*___ per month, unless approved in advance by C 2000.


     C:   Incidentals:  For services not previously addressed

          1.   Clerical                                             ___*___/hr.
               (if required and approved in writing)

          2.   Copies                                               ___*__/page

          3.   Postage/Overnight Shipping                          AT COST



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CLIENT CONTRACT - Consortium 2000, Inc.
August 30, 1995
Page 5

            D. Billing: Charges will be billed bi-weekly (26 times per year), plus any incidental costs incurred. Verification charges will be based on the quantity and method by which the sale was verified. The actual charge for verification calls will be determined by the call volume of the verification method used for the previous month. All other charges will be based on work actually performed or expenses incurred on behalf of C 2000. Terms are net 15 days from date of billing, with late charges of 1.5% per month on the unpaid balance beginning 31 days from final billing date.

        4. CONFIDENTIALITY: Both parties acknowledge that the intention in the negotiation of or performance of this Contract is confidential and information of each has been and will be made available to the other. The parties agree to use reasonable efforts to maintain the confidentiality of such material and agree not to make any use of such material not required under this Contract. VP agrees that any data provided by C 2000 will be used solely and only for the purpose of providing the verifications services outlined in this Contract. VP agrees not to use such data for any other purposes.


        5. FCC REGULATIONS: It is C 2000's responsibility to notify VP if there are any individuals on the list provided that do not wish to be called under the "Do Not Call" provisions of FCC Regulations. VP will notify C 2000 of any additional names that are added to the list during our calling. VP will notify C 2000 of any additional names that are added to the list during our calling. VP warrants that verification practices as outlined herein comply with the rules and regulations of the Federal Communications Commission concerning the Policies and Rules Concerning Changing Long Distance Carriers, (FCC 91-398, CC Docket No. 91-64).

        6. DEFAULT: Should either party default in the performance of any terms and conditions of this Contract, the other party, may at its option terminate the same by providing written notification. Not withstanding the above, C 2000 may terminate this agreement at any time by providing written notification five (5) days prior to termination.
        C 2000 will owe for any and all charges up to and including the date of termination. VP has the option of retaining all information until receipt of final payment for all charges incurred by C 2000 up to and including the date of termination.

            A. Fees: In the event of a default, C 2000 will be responsible for full payment of all fees, both real and incidental, accrued to the point of termination. Any deposit made by C 2000 to VP will be retained by VP and considered as liquidation damages to be applied toward total damages.

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CLIENT CONTRACT - Consortium 2000, Inc.
August 30, 1995
Page 6

            B. Arbitration: Any controversy or claim between C 2000 and VP arising out of, or resulting from this Agreement, or breach of it, which is not resolved by the parties within thirty (30) days, will, upon written notice by either party to the other, be resolved by binding arbitration in the metropolitan Dubuque area, in accordance with the rules and regulations of the American Arbitration Association and the laws of Iowa will be applied, and judgement upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The prevailing party will be entitled to receive its legal fees as part of any such award or judgement.

        7. DAMAGES: VP will not be liable for any special or consequential damages. VP's liability for breach of this Agreement or associated claim will be limited to the return of the amount paid by C 2000, as liquidated damages.

        8.  MISCELLANEOUS:

            A. Notices: All legal Notices hereunder shall be in writing and will be given in person or deposited in the United States Mail for delivery by prepaid certified mail to the recipient at the respective address shown above for VP or C 2000.

            B. Binding Effect: This Agreement will inure to the benefit of and be binding upon the parties hereto, as well as respective successors and assigns.

            C. Entire Agreement: This Agreement constitutes the entire agreement of the parties relating to the subject matter hereof and supersedes all previous Agreements between the parties relating to the same subject. The parties hereunto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No modification of this Agreement will be valid unless made in writing and signed by the parties hereto.

            D. Governing Law and Jurisdiction: This Agreement has been made under the laws of the State of Iowa and any action brought to enforce its terms and conditions will be brought in the Iowa District Court for Dubuque County.

            E. Severability: Any provision of this Agreement deemed invalid or unenforceable by a Court of proper jurisdiction or other government action will not invalidate the remaining provisions of this Agreement, which will remain in full force and effect to the extent permitted by law.
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CLIENT CONTRACT -Consortium 2000, Inc.
August 30, 1995
Page 7

IN WITNESS WHEREOF, we subscribe our names below with the assertion that we have the authority to bind our respective entities this 5th day of February, 1996.


ADVANCED DATA-COMM, INC. By:            Consortium 2000, Inc., By:


/s/ MICHAEL J. BUDDE                    /s/ WOUTER VAN BIENE
---------------------------             ----------------------------
Michael J. Budde                        Wouter Van Biene
President/CEO
                                        Executive Vice President
                                        ----------------------------
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